Contact Person:

P. Mark Perkins

Aerosonic Corporation

727-461-3000

mperkins@aerosonic.com

For immediate release

Aerosonic Announces Settlement of Class Action Litigation

CLEARWATER, Fla. - - April 5, 2005 - Aerosonic Corporation (AMEX: AIM), a leading supplier of precision flight products for commercial, business and military aircraft, announced today that it and the other parties to the Aerosonic Corporation Securities Litigation filed a Notice of Settlement with the court on April 1, 2005, confirming that all parties had executed a Memorandum of Understanding (“MOU”) to settle its pending class action litigation.  The MOU defines a total settlement of $5.35 million, of which Aerosonic will pay $800,000.  This settlement is contingent upon preliminary and final court approval and could be voided if opt-outs exceed a certain agreed-upon threshold.

“This agreement brings us much closer to resolving this litigation and will allow us to more fully concentrate on growing our business.  Our Company’s performance has allowed us to adequately prepare for this settlement, and we anticipate being able to satisfy this obligation without adversely affecting our liquidity.  We are proud of the manner in which we have conducted our affairs during this difficult process and we sincerely appreciate the confidence and support shown to us by our shareholders, customers and employees throughout this period,” stated David A. Baldini, Chairman, President and Chief Executive Officer.

This document contains statements that constitute "forward-looking" statements within the meaning of the Securities Act of 1933 and the Securities Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. "Forward-looking" statements contained in this document include the intent, belief or current expectations of the Company and its senior management team with respect to future actions by officers and directors of the Company, prospects of the Company's operations, the amount of any anticipated restatements, profits from future operations, and the Company's overall future business prospects, as well as the assumptions upon which such statements are based.

Investors are cautioned that any such forward-looking statements are not guarantees of future performance, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those contemplated by the forward-looking statements in this document include, but are not limited to, adverse developments with respect to the resolution of management issues, operations of the Company's business units, failure to meet operating objectives or to execute the business plan, and the failure to reach revenue or profit projections. The Company undertakes no obligation to update or revise the forward-looking statements contained in this document to reflect changed assumptions, the occurrence of unanticipated events, or changes to future operating results over time.